EXHIBIT 10.54

                      AMENDMENT NO. 1 TO EXCHANGE AGREEMENT


     This Amendment No. 1 to the Exchange Agreement made and entered into on May 7, 2004, by and among Cedric Kushner Promotions, Inc., a Delaware corporation ("CKP") and Cedric Kushner ("Kushner").

                                   WITNESSETH:

     WHEREAS, on February 19, 2004, Kushner and CKP entered into an Exchange Agreement (the "Exchange Agreement"), a copy of which is annexed hereto, in which it was agreed that an aggregate of $1,693,076 due and owing to Kushner by CKP was to be converted into 67,723.04 shares of Series B Convertible Preferred Stock, $0.01 par value per share, of CKP; and

     WHEREAS, due to a mutual calculation error on the part of Kushner and CKP, the parties agree that the actual amount currently due and owing to Kushner by CKP pursuant to a series of promissory notes (the "Notes") is $1,628,911, and that the correct number of shares of Series B Convertible Preferred Stock that Kushner shall receive from conversion of the outstanding amount due and owing to Kushner by CKP is 65,156.44 shares;

     WHEREAS, the parties now desire to amend the Exchange Agreement as hereinafter set forth to correct the mutual mistake of the parties;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and in reliance upon the undertakings, representations, warranties and indemnities contained herein, CKP, and Kushner hereby agree as follows:

     1. Section 1.2 of the Exchange Agreement is hereby amended to be and read as follows:

     "Section 1.2 Consideration. In consideration for the exchange of the Notes by Kushner, CKP agrees at the Closing to issue and deliver an aggregate of 65,156.44 shares of CKP Series B (the "New Shares") to Kushner."

     2. (A) This agreement shall be construed and interpreted in accordance with the laws of the State of New York without giving effect to the conflict of laws rules thereof or the actual domiciles of the parties.

     (B) Except as amended hereby, the terms and provisions of the Agreement shall remain in full force and effect, and the Agreement is in all respects ratified and confirmed. On and after the date of this agreement, each reference in the Exchange Agreement to the "Agreement", "hereinafter", "herein", "hereinafter", "hereunder", "hereof", or words of like import shall mean and be a reference to the Agreement as amended by this agreement.

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     (C) This  agreement  may be executed in one or more  counterparts,  each of which shall be deemed an original and all of which taken together shall constitute a single Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed themselves or by their respective duly authorized officers as of the date first written above.


                                                CEDRIC KUSHNER PROMOTIONS, INC.

                                                By:
                                                Name:
                                                Title:






                                                  Cedric Kushner, individually